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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-3 (No. 333-47028) and on Forms S-8 (Nos. 333-47786, 333-47788, 333-47790, and 333-47860) of APW Ltd. of our report dated September 26, 2000 relating to the financial statements, and of our report dated September 26, 2000 relating to the financial statement schedules, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 19, 2000